                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statements (Nos. 2-92383, 2-94286, 33 52059, 33-52061, 33-52353, 33-52687, 33-58756,
33-58758, 33-58760, 33-66394, 333-3871, 333-02743, 333-03871, 333-13817,
333-25141, 333-51433, 333-80007, 333-91687, 333-91689, 333-88148, 333-88156 and
333-101564) on Form S-8 of Hanover Direct, Inc. of our report dated March 25, 2003 with respect to the consolidated balance sheet of Hanover Direct, Inc. as of December 28, 2002 and the related consolidated statements of income (loss), shareholders' deficiency, and cash flows for the year ended December 28, 2002 which report appears in the December 28, 2002 annual report on Form 10-K of Hanover Direct, Inc. Our report refers to the adoption in 2002 of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                           KPMG LLP


New York, New York
March 25, 2003